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                                                                      Exhibit 4c

               SECOND AMENDMENT AND WAIVER TO CREDIT AGREEMENT


     This Second Amendment and Waiver to Credit Agreement (this "Amendment") effective as of the 31st day of December, 1997, among ZENITH ELECTRONICS CORPORATION, a Delaware corporation (the "Borrower"), the financial institutions listed on the signature pages hereof as Lenders (the "Lenders"), CITIBANK, N.A., as issuing bank (the "Issuing Bank") and CITICORP NORTH AMERICA, INC., as agent (the "Agent"),

                             W I T N E S S E T H:

     WHEREAS, the Borrower, the Lenders, the Issuing Bank and the Agent are parties to that certain Credit Agreement dated as of March 31, 1997, as amended by that certain First Amendment to Credit Agreement dated as of October 29, 1997,(as further amended, restated supplemented or otherwise modified from time to time, the "Credit Agreement"); and

     WHEREAS, the Borrower has requested that certain terms of the Credit Agreement be amended, and the Agent, the Issuing Bank and the Lenders have agreed to the requested amendments on the terms and conditions set forth herein; and

     WHEREAS, pursuant to Sections 7.8,7.9 and 7.13 of the Credit Agreement, the Borrower is required to meet certain financial tests as of the fiscal quarter ending December 31, 1997, and the Borrower has informed the Agent, the Issuing Bank and the Lenders that it will fail to satisfy the requirements of Sections 7.8, 7.9 and 7.13 for such fiscal quarter ending December 31, 1997(the "December Covenant Defaults"); and

     WHEREAS, the Borrower has requested that the Agent, the Issuing Bank, and the Lenders waive the December Covenant Defaults;

     NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration paid by each party to the other, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1 Amendment to Article 1. Article 1 of the Credit Agreement, Definitions, is hereby amended by deleting the definitions of "Additional Unsecured Debt", "Availability" and "Interest Rate Margin" set forth therein in their



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entirety and substituting the following, respectively, in their place:

                  "'Additional Unsecured Debt' shall mean the unsecured Funded
             Debt consisting of revolving credit lines made available to be borrowed by the Borrower after the Agreement Date but commencing prior to March 31, 1998, which are provided to the Borrower by one or more lenders, in an aggregate principal amount not exceeding $160 million, and on terms and conditions substantially similar to those set forth on Schedule A attached hereto, and evidenced by documentation in form and substance, acceptable to the Agent.

                  'Availability' shall mean at any time of determination, (a)
             the Borrowing Base minus (b) the Aggregate Revolving Credit Obligations.

                  'Interest Rate Margin' shall mean, (i) with respect to Base
             Rate Advances, two percent (2.00%), and (ii) with respect to Eurodollar Advances, three and one-quarter percent (3.25%)."

     2.      Amendment to Section 8.1.    Section 8.1 of the Credit Agreement,
                                          Events of Default, is hereby amended
                                          by deleting paragraph (s) thereof in
                                          its entirety and replacing such
                                           paragraph (s) with the following:

                  "(s) (i) The Borrower shall not have the ability to borrow
             Additional Unsecured Debt in an aggregate principal amount of at least $160,000,000 by March 31, 1998, or (ii) the Borrower shall not have used a portion of the proceeds of the Additional Unsecured Debt(x) to redeem and satisfy in full the Series 2000 Debentures by December 31, 1997; and (y) to redeem or repurchase and satisfy in full the Series 2001 Debentures by January 31, 1998;"

     3       Waiver. The Agent, the Issuing Bank and the Lenders hereby waive the December Covenant Defaults and their rights and remedies which may arise solely as a result of the December Covenant Defaults; provided, however, that such waiver shall not waive any other requirement of the Loan Documents or hinder, restrict or otherwise modify the rights and remedies of the Agent, the Issuing Bank and the


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Lenders following the occurrence of any other Default or Event of Default under the Credit Agreement.

      4    No Other Amendment or Waiver.  Except for the amendments and waiver expressly set forth above, the text of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect. The Borrower acknowledges and expressly agrees that the Lenders reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Credit Agreement and the other Loan Documents.

      5    Representations and Warranties.  The Borrower hereby represents and warrants in favor of the Agent, the Issuing Bank, and each Lender, as follows:

           (a) the Borrower has the corporate power and authority (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

           (b) this Amendment has been duly authorized, validly executed and delivered by one or more authorized signatories of the Borrower, and constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms;

           (c) the execution and delivery of this Amendment and performance by the Borrower under the Credit Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower which has not already been obtained, nor contravene or conflict with the charter documents of the Borrower, or the provisions of any statute, judgment, order, indenture, instrument, agreement or undertaking, to which the Borrower is a party or by which any of its properties are or may become bound; and

           (d) as of the date hereof, and after giving effect to this Amendment
      (i) no Default or Event of Default exists under the Credit Agreement or is caused by this Amendment, and (ii) each representation and warranty set forth in Article 4 of the Credit Agreement is true and correct, except (x) to the extent previously fulfilled in accordance with the terms of the Credit Agreement, as amended hereby, (y) to the extent specifically relating to the Agreement Date, or (z) that the incurrence of the Additional Unsecured Debt by the Borrower constitutes a default by the Borrower under the Series 2001 Debentures.


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     6   Loan Document.  This Amendment shall be deemed to be a Loan Document for all purposes.

     7   Expenses.  The Borrower agrees to pay all reasonable expenses of the
Agent incurred in connection with this Amendment, including, without limitation, all fees and expenses of counsel to the Agent.

     8   Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

     9   Governing Law.  This Amendment shall be deemed to be made pursuant to the laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York, and shall be construed, interpreted, performed and enforced in accordance therewith.

     10   Definitions.  All capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     11   Effectiveness.  This Amendment shall be effective as of the date first set forth above upon the Agent's receipt of (i) an amendment fee (for the account of the Lenders on a pro rata basis in accordance with their Commitment Ratios) in the amount of one-eighth of one percent (0.125%) of the Commitments,
(ii) a counterpart hereof duly executed by the Borrower and the Majority Lenders, and (iii) such other documents executed by the Borrower as the Agent may reasonably require.





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     IN WITNESS WHEREOF, the parties hereto have executed this Amendment or caused it to be executed by their duly authorized officers, effective as of the day and year first written above.


BORROWER:                        ZENITH ELECTRONICS CORPORATION


                                 By:
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------
                                    Its:
                                         ----------------------------------


AGENT:                           CITICORP NORTH AMERICA, INC.


                                 By:
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                                    Name:
                                         ----------------------------------
                                    Its:
                                         ----------------------------------


ISSUING BANK:                    CITIBANK, N.A.


                                 By:
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------
                                    Its:
                                         ----------------------------------


LENDERS:                         CITICORP USA, INC.


                                 By:
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------
                                    Its:
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                                 CONGRESS FINANCIAL CORPORATION


                                 By:
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                                    Name:
                                         ----------------------------------
                                    Its:
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                                 BANK BOSTON, N.A., F/K/A THE FIRST
                                 NATIONAL BANK OF BOSTON


                                 By:
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------
                                    Its:
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                                 HELLER FINANCIAL, INC.


                                 By:
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                                    Name:
                                         ----------------------------------
                                    Its:
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                                 THE BANK OF NEW YORK COMMERCIAL
                                 CORPORATION


                                 By:
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------
                                    Its:
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                                 SANWA BUSINESS CREDIT CORPORATION



                                 By:
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------
                                    Its:
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                                 TRANSAMERICA BUSINESS CREDIT CORPORATION



                                 By:
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------
                                    Its:
                                         ----------------------------------



                                 WELLS FARGO BANK, NATIONAL ASSOCIATION



                                 By:
                                    ---------------------------------------
                                    Name:
                                         ----------------------------------
                                    Its:
                                         ----------------------------------